Exhibit 10.1

CONSENT AND AMENDMENT NO. 1 TO CREDIT AGREEMENT

THIS CONSENT AND AMENDMENT NO. 1 TO CREDIT AGREEMENT (this "Agreement") is entered into as of March 10, 2014, by and among the Lenders identified on the signature pages hereof, WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders (in such capacity, "Agent"), CHIQUITA BRANDS INTERNATIONAL, INC., a New Jersey corporation ("Parent"), CHIQUITA BRANDS L.L.C., a Delaware limited liability company ("Chiquita Brands"), CHIQUITA FRESH NORTH AMERICA L.L.C., a Delaware limited liability company ("Chiquita Fresh"), FRESH INTERNATIONAL CORP., a Delaware corporation ("Fresh International"), FRESH EXPRESS INCORPORATED, a Delaware corporation ("Fresh Express"), B C SYSTEMS, INC., a Delaware corporation ("BC Systems"), VERDELLI FARMS INC., a Pennsylvania corporation ("Verdelli"), TRANSFRESH CORPORATION, a Delaware corporation ("Transfresh"), CB CONTAINERS, INC., a Delaware corporation ("CB Containers"), and V.F. TRANSPORTATION, L.L.C., a Pennsylvania limited liability company ("VF Transportation"; together with Chiquita Brands, Chiquita Fresh, Fresh International, Fresh Express, BC Systems, Verdelli, Transfresh and CB Containers are referred to hereinafter each individually as a "Borrower", and individually and collectively, jointly and severally, as the "Borrowers").

WHEREAS, Parent, Borrowers, Agent, and Lenders are parties to that certain Credit Agreement dated as of February 5, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement");

WHEREAS, Parent and Borrowers have informed Agent and the Lenders party hereto (which constitute Required Lenders) that Parent intends to enter into that certain Transaction Agreement dated on or about the date hereof (the "Transaction Agreement") by and among Parent, Twombly One Limited, a company incorporated in Ireland ("Ultimate Holdings"), Chicago Merger Sub, Inc., a New Jersey corporation ("Merger Sub"), CBII Holding Corporation, a Delaware corporation ("Intermediate Holdings") and Fyffes plc, a company incorporated in Ireland ("Blackacre"), pursuant to which, among other things, (i) the Merger Sub would merge with and into Parent, with Parent as the survivor of such merger (the "Parent Merger"), and (ii) the Parent, as the survivor of the Parent Merger, would become a direct wholly-owned Subsidiary of Intermediate Holdings which would become a direct wholly-owned Subsidiary of Ultimate Holdings (and greater than 50% of the Equity Interests of Ultimate Holdings, on a fully diluted basis, would become owned by the pre-closing shareholders of Parent), which would constitute a Change in Control under the Credit Agreement;

WHEREAS, the Parent Merger would be prohibited under Section 6.3(a) of the Credit Agreement resulting in an Event of Default under Section 8.2(a) of the Credit Agreement and the Change in Control described in clause (ii) of the preceding paragraph would result in an Event of Default under Section 8.11 of the Credit Agreement, in each case absent the prior written consent of Required Lenders; and

WHEREAS, Parent and Borrowers have requested that Required Lenders consent to the consummation of the Parent Merger and the Change in Control resulting from Parent becoming a wholly-owned Subsidiary of Ultimate Holdings; and

WHEREAS, the parties hereto desire to amend the Credit Agreement in certain respects subject to the terms and conditions herein effective upon the consummation of the Parent Merger;

NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

1.           Defined Terms.  Unless otherwise defined herein, capitalized terms used herein (including in the recitals above) shall have the meanings ascribed to such terms in the Credit Agreement.

2.           Consent:  Subject to the satisfaction of the conditions set forth in Section 5 below, Agent and Required Lenders hereby consent to the consummation of the Parent Merger and the Change in Control resulting from Parent becoming a direct wholly-owned Subsidiary of Intermediate Holdings and an indirect wholly-owned Subsidiary of Ultimate Holdings as a result of the consummation of the Parent Merger, in each case to the extent consummated in accordance with the Transaction Agreement in the form attached hereto as Exhibit A (or as the same may be amended or otherwise modified from time to time following the date hereof; provided that, unless the Agent and Required Lenders otherwise consent, (i) Parent shall have delivered a copy of any fully executed amendments or modifications to Agent, and (ii) any such amendments and modifications that could reasonably be expected to be materially adverse to the interests of Agent or the Lenders must be consented to by Agent and Required Lenders (it being agreed and understood that any amendments that would provide that the composition of the initial composition of board of directors of Ultimate Holdings after giving effect to the consummation of the transactions pursuant to the Transaction Agreement would not consist of an equal number of directors designated by Parent and Blackacre along with one additional director subject to the mutual approval of Parent and Blackacre (or would not consist of an equal number of directors designated by Parent and Blackacre, with one additional director to be subsequently appointed with the mutual consent of Parent and Blackacre director designees in accordance with the Transaction Agreement as in effect on the date hereof) shall be deemed to be materially adverse to the interests of Agent and Lenders), provided that (i) the consummation of such transactions pursuant to the Transaction Agreement occurs on or prior to June 30, 2015 and all conditions precedent to the closing of such transactions in the Transaction Agreement shall have been satisfied or waived in accordance with the Transaction Agreement (provided that any such waivers by Parent of any conditions precedent that could reasonably be expected to be materially adverse to the interests of Agent or Lenders must be consented to by Agent and Required Lenders), (ii) no cash consideration is paid or payable by Parent or any of its Subsidiaries to any shareholders, optionholders or other equityholders of Parent, Ultimate Holdings, Blackacre or any of their Subsidiaries in connection with the Transaction Agreement and the transactions consummated thereby, and none of Parent nor any of its Subsidiaries shall be obligated to make any cash payments to any shareholders, optionholders or other equityholders of Parent, Ultimate Holdings, Blackacre or any of their Subsidiaries in connection with any acceleration or vesting of any equity awards or employee benefit plans of any of Parent, Ultimate Holdings, Blackacre or any of their Subsidiaries as a result of or otherwise in connection with the consummation of the Transaction Agreement and the transactions contemplated thereby (other than as a result of (x) the conversion of certain performance-based awards issued to employees of Parent or its Subsidiaries to time-based awards as provided in clause (iv) of Section 4.5 of the Transaction

Agreement, and (y) the acceleration of certain relocation awards (the performance criteria for which will have been satisfied but which would otherwise not be required to be granted until a date later than the potential Effective Time under the Transaction Agreement) as provided in clause (iii) of Section 4.5 of the Transaction Agreement), (iii) no Indebtedness, employee benefits obligations or other obligations or liabilities of Merger Sub, Ultimate Holdings, or Blackacre or any of its Subsidiaries shall become assumed by or guaranteed by Parent or any of its Subsidiaries as a condition to or as a result of the consummation of the Transaction Agreement and the transactions contemplated thereby, (iv) Parent shall have delivered a certificate to Agent attaching a copy of a supplemental indenture in form and substance satisfactory to Agent to the Convertible Senior Notes Documents certifying that such supplemental indenture was adopted by necessary consent in accordance with the terms of the Convertible Senior Notes Documents and that as a result thereof the consummation of the transactions contemplated by the Transaction Documents shall not result in a default under or otherwise breach the terms of the Convertible Senior Notes Documents, (v) after giving effect to the consummation of the transactions contemplated by the Transaction Agreement, the shareholders of Parent immediately prior to the Completion Date (as defined in the Transaction Agreement) shall own more than 50% of the stock or other equity interests of Ultimate Holdings on a fully diluted basis, (vi) Parent shall have delivered a certificate to Agent certifying that the Completion (as defined in the Transaction Agreement) has occurred and that each of the above conditions has been satisfied, and (vii) Agent and Required Lenders shall have reviewed and approved in writing (which approval shall not be unreasonably withheld, conditioned or delayed) (x) the form of the organizational documents of Merger Sub that shall become the organizational documents of Parent upon consummation of the Parent Merger, and (y) the form of the Scheme (as defined in the Transaction Agreement) if the transactions contemplated by the Transaction Agreement are to be consummated pursuant to the Scheme or the form of the Takeover Plan (if the transactions contemplated by the Transaction Agreement are to be contemplated pursuant to the Takeover Plan), but in each case only to the extent such form of the Scheme or Takeover Plan are inconsistent with the terms of the Transaction Agreement in any material respect or contain any material terms or conditions that are not addressed in the Transaction Agreement.  The consent contained in this Section 2 is a limited consent and (a) shall only be relied upon and used for the specific purpose set forth herein, (b) shall not constitute nor be deemed to constitute a waiver, except as otherwise expressly set forth herein, of (i) any Event of Default (or event or circumstance that, with the passage of time, the giving of notice, or both, would become an Event of Default) or (ii) any term or condition of the Loan Documents, (c) shall not constitute nor be deemed to constitute a consent by the Agent or any Lender to anything other than the specific purpose set forth herein and (d) shall not constitute a custom or course of dealing among the parties hereto.

3.           Amendment.  Subject to the satisfaction of the conditions to effectiveness set forth in Section 5 of this Agreement, the Credit Agreement is hereby amended, effective upon the consummation of the Parent Merger in accordance with the terms of the Transaction Agreement (as attached as Exhibit A or as the same may be amended with written consent of Agent), as follows (it being understood that such amendments shall not take effect unless and until the Parent Merger is consummated):

(a)          Section 2.4(e)(vi) of the Credit Agreement is amended by amending and restating clause (A) of the parenthetical set forth therein to read "(A) [reserved]," and by amending and restating clause (B) of the parenthetical set forth therein to read "(B) the contribution of capital to Parent or the issuance of Equity Interests of Parent in order to finance the purchase consideration (or a portion thereof) in connection with a Permitted Acquisition".

(b)          Section 4.1 of the Credit Agreement is amended by inserting a new clause (e) at the end thereof as follows:

(e)          Ultimate Holdings is the direct or indirect owner of 100% of the issued and outstanding Equity Interests of Parent.

(c)          Section 6.7(d) of the Credit Agreement is amended by amending and restating such clause in its entirety as follows:

(d)          Chiquita Brands may declare and pay dividends to Parent or make payments or distributions to or for the account of Parent and in respect of clause (i) below, Parent may make distributions to its parent; provided, that the proceeds are used to fund (i) administrative costs (including employee benefits and compensation) incurred in the ordinary course of business for the benefit of Borrowers and their Subsidiaries, and (ii) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, regularly scheduled interest payments in respect of the Convertible Subordinated Notes,

(d)          Section 6.10 of the Credit Agreement is amended by deleting the last sentence thereof and inserting the following in its stead:

Notwithstanding anything contained herein to the contrary, none of Parent or any of its Subsidiaries shall be a party to any transaction with Ultimate Holdings or any of its Subsidiaries (other than Parent and its Subsidiaries) unless such transaction is no less favorable to Parent or such Subsidiary than would be obtained in an arm's length transaction with a non-Affiliate of Parent or such Subsidiary; provided that Parent and its Subsidiaries may pay out-of-pocket costs and expenses necessary to effectuate the transactions contemplated by, or paid pursuant to, the Transaction Agreement.  Notwithstanding anything contained herein to the contrary, except for Permitted Intercompany Advances, no Loan Party shall be a party to any transaction with a Subsidiary of Parent that is not a Loan Party unless such transaction is no less favorable to such Loan Party than would be obtained in an arm's length transaction with a non-Affiliate of such Loan Party.

(e)          Section 6.12 of the Credit Agreement is amended by inserting "to Ultimate Holdings" following the reference to "Except for the issuance or sale of Qualified Equity Interests by Parent" set forth therein.

(f)           Section 15.8 of the Credit Agreement is amended by inserting "Ultimate Holdings," prior to each reference to "Parent" set forth therein.

(g)          Section 15.10 of the Credit Agreement is amended by inserting "Ultimate Holdings," prior to each reference to "Parent" set forth therein.

(h)          Section 17.9(a) of the Credit Agreement is amended by replacing the reference to "Parent and its Subsidiaries" set forth therein with a reference to "Ultimate Holdings, Parent and their Subsidiaries".

(i)           Schedule 1.1 of the Credit Agreement is amended by amending and restating the definition of "Change in Control" set forth therein in its entirety as follows:

(a)          any "Person" as defined in Sections 13(d) and 14(d) of the Exchange Act shall have acquired beneficial ownership, directly or indirectly, of Equity Interests of Ultimate Holdings (or other securities convertible into such Equity Interests) representing more than 50% of the combined voting power of all voting Equity Interests of Ultimate Holdings;

(b)          on any date, a majority of Ultimate Holdings' Board of Directors does not consist of Persons (i) who were directors of the Parent on the Closing Date ("Continuing Directors") or (ii) whose elections or nominations as directors of Ultimate Holdings was approved by at least 2/3 of the directors then in office who are Continuing Directors or whose election or nomination was previously so approved; provided that any directors of Ultimate Holdings on the date on which the Completion Date (as defined in the Transaction Agreement)  occurs will be deemed to be Continuing Directors so long as such directors are appointed in accordance with the Transaction Agreement (and, to the extent that the director whose appointment is subject to the mutual consent of Parent and Blackacre pursuant to the Transaction Agreement is appointed following the Completion Date rather than on the Completion Date pursuant to the Transaction Agreement, such additional director shall also be deemed to be a Continuing Director);

(c)          Ultimate Holdings fails to directly or indirectly own and control 100% of the Equity Interests of Parent, or, except as a result of a transaction permitted by this Agreement, Parent fails to own and control, directly or indirectly, 100% of the Equity Interests of each of the Loan Parties; or

(d)          the occurrence of any "Change in Control" as defined in Note Indenture.

(j)           Schedule 1.1 of the Credit Agreement is amended by amending and restating the definition of the term "Convertible Senior Notes" set forth therein in its entirety as follows:

"Convertible Senior Notes" means Ultimate Holdings' and/or the Parent's 4.25% Convertible Senior Notes due 2016 issued pursuant to the Convertible Senior Notes Indenture.

(k)          Schedule 1.1 of the Credit Agreement is amended by amending and restating the definition of the term "Convertible Senior Notes Debt" set forth therein in its entirety as follows:

"Convertible Senior Notes Debt" means the Indebtedness of Parent and/or Ultimate Holdings under the Convertible Senior Notes Documents.

(l)           Schedule 1.1 of the Credit Agreement is amended by amending and restating the definition of the term "Convertible Senior Notes Indenture" set forth therein in its entirety as follows:

"Convertible Senior Notes Indenture" means that certain Indenture dated February 1, 2008 (as amended by that certain First Supplemental Indenture dated as of February 12, 2008 and as amended by that certain Second Supplemental Indenture dated after March 10, 2014 and approved by the Agent and Required Lenders in writing in accordance with the terms of the Consent and Amendment No. 1 to this Agreement dated as of March 10, 2014) between Parent and/or Ultimate Holdings and Wells Fargo Bank, National Association (as successor trustee to Bank of America, N.A., as successor-by-merger to LaSalle Bank National Association pursuant to an Instrument of Resignation, Appointment and Acceptance dated January 20, 2009), as Trustee.

(m)         Schedule 1.1 of the Credit Agreement is amended by amending the definition of "Permitted Investments" set forth therein by replacing each reference to "Equity Interests in Parent" in clause (j) thereof with a reference to "Equity Interests in Ultimate Holdings".

(n)          Schedule 1.1 of the Credit Agreement is amended by amending the definition of "Permitted Investments" set forth therein by inserting "to be supplied to Parent or its Subsidiaries" after the reference to "agricultural commodities" set forth in clause (o) thereof.

(o)          Schedule 1.1 of the Credit Agreement is amended by amending the definition of "Permitted Investments" set forth therein by replacing the reference to "Equity Interests of Parent" set forth in clause (p) thereof with a reference to "Equity Interests of Ultimate Holdings".

(p)          Schedule 1.1 of the Credit Agreement is amended by inserting new defined terms "Consent and Amendment No. 1", "Intermediate Holdings", "Transaction Agreement" and "Ultimate Holdings" therein in their appropriate alphabetical order:

"Consent and Amendment No. 1" means that certain Consent and Amendment No. 1 to Credit Agreement dated as of March 10, 2014 by and among Parent, Borrowers, Agent and the Lenders party thereto.

"Intermediate Holdings" means CBII Holding Corporation, a Delaware corporation.

"Transaction Agreement" means that certain Transaction Agreement dated as of March 10, 2014 by and among Parent, Ultimate Holdings, Intermediate Holdings, Chicago Merger Sub, Inc. and Fyffes plc, as amended or otherwise modified in accordance with Section 2 of the Consent and Amendment No. 1.

"Ultimate Holdings" means Twombly One Limited, a company incorporated in Ireland.

4.           Continuing Effect; Reaffirmation and Continuation.  Except as expressly set forth in Sections 2 and 3 of this Agreement, nothing in this Agreement shall constitute a modification or alteration of the terms, conditions or covenants of the Credit Agreement or any other Loan Document, or a waiver of any other terms or provisions thereof, and the Credit Agreement and the other Loan Documents shall remain unchanged and shall continue in full force and effect, in each case as amended hereby.  Parent and each Borrower hereby ratifies, affirms, acknowledges and agrees that as of the date hereof the Credit Agreement and the other Loan Documents represent the valid, enforceable and collectible obligations of Parent and Borrowers, and further acknowledges that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Credit Agreement or any other Loan Document.  Parent and each Borrower hereby agrees that this Agreement in no way acts as a release or relinquishment of the Liens and rights securing payments of the Obligations.  The Liens and rights securing payment of the Obligations are hereby ratified and confirmed by Parent and each Borrower in all respects.

5.           Conditions to Effectiveness.  This Agreement shall become effective upon the satisfaction of each of the following conditions precedent, each in form and substance acceptable to Agent:

(a)          Agent shall have received a copy of this Agreement in form and substance acceptable to Agent executed by Parent, Borrowers, Agent and Required Lenders;

(b)          Agent shall have received a copy of the fully-executed Transaction Agreement in the form attached as Exhibit A; and

(c)          No Default or Event of Default shall have occurred and be continuing on the date hereof or as of the date of the effectiveness of this Agreement.

6.           Representations and Warranties.  In order to induce Agent and Required Lenders to enter into this Agreement, Parent and Borrowers hereby jointly and severally represent and warrant to Agent and Lenders that:

(a)          All representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of this Agreement, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date);

(b)          No Default or Event of Default has occurred and is continuing on the date of this Agreement;

(c)          The consummation of the Parent Merger and the other transactions contemplated by the Transaction Agreement would not constitute a "Change in Control" (or similar event) under the Note Indenture or otherwise directly result in a default under or breach of the Note Indenture and the other Note Documents;

(d)          As of the date hereof, Parent has delivered to Agent a true, complete and correct copy of the Transaction Agreement, including all schedules and exhibits thereto, in the form of Exhibit A to this Agreement.  The execution and delivery of the Transaction Agreement has been duly authorized by all necessary action on the part of Parent and its Subsidiaries and, to the knowledge of Parent and Borrowers, on the part of each other party thereto; and

(e)          This Agreement, and the Credit Agreement as modified hereby, constitute legal, valid and binding obligations of Parent and each Borrower and are enforceable against Parent and each Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

7.           Release.

(a)          In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of Parent and each Borrower, on behalf of itself and its successors, assigns, and other legal representatives (Parent, Borrowers, and all such other Persons being hereinafter referred to collectively as the "Releasors" and individually as a "Releasor"), hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, each Lender and all such other Persons being hereinafter referred to collectively as the "Releasees" and individually as a "Releasee"), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a "Claim" and collectively, "Claims") of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which any Releasor may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Agreement, including, without limitation, for or on account of, or in relation to, or in any way in connection with any of the Credit Agreement, or any of the other Loan Documents or transactions thereunder or related thereto.

(b)          Each of Parent and each Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c)          Each of Parent and each Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

8.           Miscellaneous.

(a)          Expenses.  Parent and Borrowers jointly and severally agree to pay on demand all Lender Group Expenses of Agent (including, without limitation, the reasonable fees and expenses of outside counsel for Agent) in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith.  All obligations provided herein shall survive any termination of this Agreement and the Credit Agreement as modified hereby.

(b)          Governing Law.  This Amendment shall be a contract made under and governed by the internal laws of the State of Illinois.  The choice of law and venue, and jury trial waiver provisions set forth in Section 12 of the Credit Agreement are incorporated herein by reference and shall apply in all respects to this Agreement.

(c)          Counterparts.  This Agreement may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement.  Delivery of an executed counterpart of this Agreement by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart of this Agreement.

(d)          Loan Document.  The parties hereto acknowledge and agree that this Agreement is a Loan Document.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.

PARENT:	CHIQUITA BRANDS INTERNATIONAL, INC., a New Jersey corporation By: /s/ Joseph B. Johnson Name: Joseph B. Johnson Title: Vice President, Chief Accounting Officer and Treasurer

BORROWERS:	CHIQUITA BRANDS L.L.C., a Delaware limited liability company By:/s/ Joseph B. Johnson Name: Joseph B. Johnson Title: Vice President, Chief Accounting Officer and Treasurer

CHIQUITA FRESH NORTH AMERICA L.L.C., a Delaware limited liability company

By:/s/ Joseph B. Johnson
Name: Joseph. B. Johnson
Title: Vice President, Chief Accounting Officer and Treasurer of Chiquita Brands International, Inc. and Chiquita Brands L.L.C. (a Parent Authorized Officer)

FRESH INTERNATIONAL CORP., a Delaware corporation

By:/s/ Joseph B. Johnson
Name: Joseph B. Johnson
Title: Vice President, Chief Accounting Officer and Treasurer of Chiquita Brands International, Inc. and Chiquita Brands L.L.C. (a Parent Authorized Officer)

Signature Page to Consent and Amendment No. 1 to Credit Agreement

FRESH EXPRESS INCORPORATED, a Delaware corporation

By:/s/ Joseph B. Johnson
Name: Joseph B. Johnson
Title: Vice President, Chief Accounting Officer and Treasurer of Chiquita Brands International, Inc. and Chiquita Brands L.L.C. (a Parent Authorized Officer)

B C SYSTEMS, INC., a Delaware corporation

By:/s/ Joseph B. Johnson
Name: Joseph B. Johnson
Title: Vice President, Chief Accounting Officer and Treasurer of Chiquita Brands International, Inc. and Chiquita Brands L.L.C. (a Parent Authorized Officer)

VERDELLI FARMS INC., a Pennsylvania corporation

By:/s/ Joseph B. Johnson
Name: Joseph B. Johnson
Title: Vice President, Chief Accounting Officer and Treasurer of Chiquita Brands International, Inc. and Chiquita Brands L.L.C. (a Parent Authorized Officer)

CB CONTAINERS, INC., a Delaware corporation

By:/s/ Joseph B. Johnson
Name: Joseph B. Johnson
Title: Vice President, Chief Accounting Officer and Treasurer of Chiquita Brands International, Inc. and Chiquita Brands L.L.C. (a Parent Authorized Officer)

Signature Page to Consent and Amendment No. 1 to Credit Agreement

V.F. TRANSPORTATION, LLC, a Pennsylvania limited liability company

By: VERDELLI FARMS INC., a Pennsylvania corporation, its sole Manager

By:/s/ Joseph B. Johnson
Name: Joseph B. Johnson
Title: Vice President, Chief Accounting Officer and Treasurer of Chiquita Brands International, Inc. and Chiquita Brands L.L.C. (a Parent Authorized Officer)

TRANSFRESH CORPORATION, a Delaware corporation

By:/s/ Joseph B. Johnson
Name: Joseph B. Johnson
Title: Vice President, Chief Accounting Officer and Treasurer of Chiquita Brands International, Inc. and Chiquita Brands L.L.C. (a Parent Authorized Officer)

Signature Page to Consent and Amendment No. 1 to Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent and as a Lender By: /s/ Laura Nickas Name: Laura Nickas Title:Vice President

Signature Page to Consent and Amendment No. 1 to Credit Agreement

GOLDMAN SACHS BANK USA, as a Lender By: /s/ Michelle Latzoni Name: Michelle Latzoni Its Authorized Signatory

Signature Page to Consent and Amendment No. 1 to Credit Agreement

EXHIBIT A

Attached1

1 Note:  The Transaction Agreement is filed as Exhibit 2.1 to the registrant’s Current Report on Form 8-K to which this Agreement is included as Exhibit 10.1